Exhibit 99.1

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WisdomTree Announces Second Quarter 2024 Results

Record AUM of $109.7 Billion

940 bps of Operating Margin Expansion vs. YTD June 30, 2023

Diluted Earnings Per Share of $0.13 ($0.16, as Adjusted)

New York, NY – (Business Wire) – July 26, 2024 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the second quarter of 2024.

$21.8 million of net income ($27.1(1) million of net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$109.7 billion of ending AUM, an increase of 2.3% from the prior quarter arising from market appreciation and net inflows.

$0.3 billion of net inflows, primarily driven by inflows into our international developed equity, fixed income and U.S. equity products, partially offset by outflows from our commodity products.

0.37% average advisory fee, a 1 basis point increase from the prior quarter.

$107.0 million of operating revenues, an increase of 10.5% from the prior quarter due to higher average AUM and higher other revenues attributable to our European listed products.

81.2% gross margin(1), a 1.8 point increase from the prior quarter due to higher revenues.

31.3% operating income margin (35.3%(1) as adjusted), a 2.4 point increase (5.7 point increase, as adjusted(1)) compared to our operating margin of 28.9% (29.6%(1), as adjusted) in the prior quarter primarily due to higher revenues.

$0.03 quarterly dividend declared, payable on August 21, 2024 to stockholders of record as of the close of business on August 7, 2024.

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree continued to thrive in the second quarter, generating record assets under management with a global footprint and leadership in advisor solutions and tokenization on the back of only 300 employees. It is truly a testament to the efficiency of our business model and reflects our mission, vision and values.  The broadening of our product lineup over the years while adding portfolio solutions for our advisor clients are showcased in our three-plus years of strong net inflows and record assets under management.  Continued traction in those areas, alongside our leadership position in the industry’s secular shift toward ETFs, tokenization and blockchain technology, further set the company up for success in the long run.”

1

Update from Jarrett Lilien, WisdomTree COO and President

“WisdomTree once again delivered strong revenue growth on the back of record assets under management, net inflows and expanding other revenue streams. With well-managed expenses and scale benefits, we’ve expanded adjusted operating margins 840 basis points this year as compared to the first half of last year.  This all translates into an accelerated pace of EPS growth and strong returns for stockholders.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$109.7	$107.2	$100.1	$93.7	$93.7
Net inflows/(outflows)	$0.3	$2.0	$(0.3)	$2.0	$2.3
Average AUM	$108.4	$102.4	$96.6	$95.7	$91.6
Average advisory fee	0.37%	0.36%	0.36%	0.36%	0.36%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$107.0	$96.8	$90.8	$90.4	$85.7
Net income	$21.8	$22.1	$19.1	$13.0	$54.3
Diluted earnings per share	$0.13	$0.13	$0.16	$0.07	$0.32
Operating income margin	31.3%	28.9%	28.7%	29.5%	21.2%

As Adjusted (Non-GAAP(1)):
Gross margin	81.2%	79.4%	79.7%	80.1%	79.3%
Net income, as adjusted	$27.1	$20.3	$18.6	$18.0	$14.9
Diluted earnings per share, as adjusted	$0.16	$0.12	$0.11	$0.10	$0.09
Operating income margin, as adjusted	35.3%	29.6%	28.7%	29.5%	26.9%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In June 2024, WisdomTree stockholders voted for all proposals, including to overwhelmingly elect all nine of WisdomTree’s nominees to the Board of Directors at its 2024 Annual Meeting of Stockholders.

•	Also in June 2024, WisdomTree Europe was named ‘Best ETF Provider’ at the Online Money Awards for the third year in a row.

Product News

•	In May 2024, we launched the WisdomTree India Hedged Equity Fund (INDH) on the NASDAQ; we were one of the first issuers to list Crypto ETPs on the London Stock Exchange, including the WisdomTree Physical Bitcoin ETP (BTCW) and the WisdomTree Physical Ethereum ETP (ETHW); and we listed eight 5x short-and-leveraged equity ETPs on the London Stock Exchange, Börse Xetra and Borsa Italiana.

•	In June 2024, we launched the WisdomTree Global Sustainable UCITS ETF (WSDG) on the London Stock Exchange and Börse Xetra, in collaboration with Irish Life Investment Managers.

•	In July 2024, we introduced Portfolio Solutions, a comprehensive suite of solutions empowering new and deeper advisor relationships through scalable model portfolios; we cross-listed the WisdomTree Global Sustainable UCITS ETF (WSDG) on Borsa Italiana; and we partnered with Trading 212, one of the UK’s most popular commission-free investing apps, to offer six ETF model portfolios for European retail investors.

2

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Operating Revenues:
Advisory fees	$98,938	$92,501	$86,988	$86,598	$82,004	$191,439	$159,641
Other revenues	8,096	4,337	3,856	3,825	3,720	12,433	8,127
Total revenues	107,034	96,838	90,844	90,423	85,724	203,872	167,768
Operating Expenses:
Compensation and benefits	30,790	31,054	27,860	27,955	26,319	61,844	53,717
Fund management and administration	20,139	19,962	18,445	18,023	17,727	40,101	34,880
Marketing and advertising	5,110	4,408	4,951	3,833	4,465	9,518	8,472
Sales and business development	3,640	3,611	3,881	3,383	3,326	7,251	6,320
Contractual gold payments	—	—	—	—	1,583	—	6,069
Professional fees	6,594	3,630	3,201	3,719	8,334	10,224	12,049
Occupancy, communications and equipment	1,314	1,210	1,208	1,203	1,172	2,524	2,273
Depreciation and amortization	418	383	335	307	121	801	230
Third-party distribution fees	2,687	2,307	2,549	2,694	1,881	4,994	4,134
Other	2,831	2,323	2,379	2,601	2,615	5,154	4,872
Total operating expenses	73,523	68,888	64,809	63,718	67,543	142,411	133,016
Operating income	33,511	27,950	26,035	26,705	18,181	61,461	34,752
Other Income/(Expenses):
Interest expense	(4,140)	(4,128)	(3,758)	(3,461)	(4,021)	(8,268)	(8,023)
Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	—	41,361	—	61,953
Interest income	1,438	1,398	1,225	791	1,000	2,836	2,083
Impairments	—	—	(339)	(2,703)	—	—	(4,900)
Loss on extinguishment of convertible notes	—	—	—	—	—	—	(9,721)
Other losses and gains, net	(1,283)	2,592	1,602	(2,512)	1,286	1,309	(721)
Income before income taxes	29,526	27,812	24,765	18,820	57,807	57,338	75,423
Income tax expense	7,767	5,701	5,688	5,836	3,555	13,468	4,938
Net income	$21,759	$22,111	$19,077	$12,984	$54,252	$43,870	70,485
Earnings per share—basic	$0.13(2)	$0.14(2)	$0.16(2)	$0.07(2)	$0.32(2)	$0.27(2)	$0.43(2)
Earnings per share—diluted	$0.13	$0.13	$0.16(2)	$0.07	$0.32	$0.26	$0.42(2)
Weighted average common shares—basic	146,896	146,464	145,310	145,284	144,351	146,680	144,108
Weighted average common shares—diluted	166,359	165,268	171,703	177,140	170,672	165,872	165,468

As Adjusted (Non-GAAP(1))
Total operating expenses	$69,252	$68,193	$64,809	$63,718	$62,630
Operating income	$37,782	$28,645	$26,035	$26,705	$23,094
Income before income taxes	$36,083	$26,987	$23,908	$23,902	$19,752
Income tax expense	$9,008	$6,731	$5,342	$5,854	$4,833
Net income	$27,075	$20,256	$18,566	$18,048	$14,919
Earnings per share—diluted	$0.16	$0.12	$0.11	$0.10	$0.09
Weighted average common shares—diluted	166,359	165,268	171,703	177,140	170,672

3

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 10.5% and 24.9% from the first quarter of 2024 and the second quarter of 2023, respectively, due to higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).
•	Our average advisory fee was 0.37%, 0.36% and 0.36% during the second quarter of 2024, the first quarter of 2024 and the second quarter of 2023, respectively.

Operating Expenses

•	Operating expenses increased 6.7% from the first quarter of 2024 primarily due to higher professional fees arising from expenses incurred in connection with an activist campaign, as well as higher marketing expenses.
•	Operating expenses increased 8.9% from the second quarter of 2023 primarily due to higher incentive and stock-based compensation expense and increased headcount, fund management and administration costs, third-party distribution fees and marketing expenses. These increases were partly offset by lower professional fees and the termination of the deferred consideration—gold payments obligation on May 10, 2023.

Other Income/(Expenses)

•	Interest expense was essentially unchanged from the first quarter of 2024. Interest expense increased 3.0% from the second quarter of 2023 due to the recognition of imputed interest on our obligation payable to Gold Bullion Holdings (Jersey) Limited (“GBH”), a subsidiary of the World Gold Council, in connection with our repurchase in November 2023 of our Series C Non-Voting Convertible Preferred Stock, partly offset by a lower level of debt outstanding.
•	Interest income increased 2.9% and 43.8% from the first quarter of 2024 and second quarter of 2023, respectively, due to a higher level of interest-earning assets.
•	Other losses and gains, net was a loss of $1.3 million for the second quarter of 2024. The quarter included net losses of $1.3 million and $0.3 million on our investments and financial instruments owned, respectively. Gains and losses also generally arise from the sale of gold and crypto earned from management fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the second quarter of 2024 was 26.3%, resulting in income tax expense of $7.8 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible executive compensation, an increase in the deferred tax asset valuation allowance on losses recognized on our investments and state and local income taxes. These items were partly offset by a lower tax rate on foreign earnings.
•	Our adjusted effective income tax rate for the second quarter of 2024 was 25.0%(1).

SIX MONTH HIGHLIGHTS

•	Operating revenues increased 21.5% as compared to 2023 due to higher average AUM and higher other revenues attributable to our European listed ETPs.
•	Operating expenses increased 7.1% as compared to 2023 primarily due to higher incentive and stock-based compensation expense and increased headcount, fund management and administration costs, marketing expenses, sales and business development expenses, third-party distribution fees, as well as higher depreciation and amortization. These increases were partly offset by lower contractual gold payments and professional fees.
•	Significant items reported in other income/(expense) in 2024 include: an increase in interest expense of 3.1% due to imputed interest on our obligation payable to GBH, partly offset by a lower level of debt outstanding; an increase in interest income of 36.1% due to an increase in our interest-earning assets; net gains on our financial instruments owned of $1.8 million; and losses on our investments of $1.2 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.
•	Our effective income tax rate for 2024 was 23.5%, resulting in an income tax expense of $13.5 million. Our tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible executive compensation and state and local income taxes. These items were partly offset by a lower tax rate on foreign earnings and tax windfalls associated with the vesting of stock-based compensation awards.

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CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, July 26, 2024 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=5z2QQw8B.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime®.*

* The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $111.2 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime®, visit: https://www.wisdomtree.com.

Please visit us on X, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended December 31, 2023 includes a gain of $7.966 recognized upon the repurchase of our Series C non-voting preferred shares convertible into approximately 13.1 million shares of common stock from GBH, which is excluded from net income, but required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This gain is excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Corporate Communications
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

5

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023
GLOBAL ETPs ($ in millions)

Beginning of period assets	$107,230	$100,124	$93,735	$93,666	$90,740
Inflows/(outflows)	340	1,990	(255)	1,983	2,327
Market appreciation/(depreciation)	2,116	5,116	6,644	(1,914)	599
End of period assets	$109,686	$107,230	$100,124	$93,735	$93,666
Average assets during the period	$108,392	$102,360	$96,534	$95,743	$91,578
Average advisory fee during the period	0.37%	0.36%	0.36%	0.36%	0.36%
Revenue days	91	91	92	92	91
Number of ETFs—end of the period	350	338	337	344	344

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$78,087	$72,486	$68,018	$65,903	$61,283
Inflows/(outflows)	1,106	1,983	(67)	3,601	3,249
Market appreciation/(depreciation)	529	3,618	4,535	(1,486)	1,371
End of period assets	$79,722	$78,087	$72,486	$68,018	$65,903
Average assets during the period	$78,436	$74,730	$69,694	$68,008	$62,712
Number of ETFs—end of the period	78	77	76	80	80

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$29,143	$27,638	$25,717	$27,763	$29,457
(Outflows)/inflows	(766)	7	(188)	(1,618)	(922)
Market appreciation/(depreciation)	1,587	1,498	2,109	(428)	(772)
End of period assets	$29,964	$29,143	$27,638	$25,717	$27,763
Average assets during the period	$29,956	$27,630	$26,840	$27,735	$28,866
Number of ETPs—end of the period	272	261	261	264	264

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$31,670	$29,156	$25,643	$26,001	$24,534
Inflows	221	536	487	864	414
Market (depreciation)/appreciation	(57)	1,978	3,026	(1,222)	1,053
End of period assets	$31,834	$31,670	$29,156	$25,643	$26,001
Average assets during the period	$31,252	$30,056	$26,822	$26,501	$24,732

Commodity & Currency
Beginning of period assets	$21,944	$21,336	$20,466	$22,384	$24,924
Outflows	(1,499)	(460)	(449)	(1,814)	(1,513)
Market appreciation/(depreciation)	1,542	1,068	1,319	(104)	(1,027)
End of period assets	$21,987	$21,944	$21,336	$20,466	$22,384
Average assets during the period	$22,437	$20,837	$21,254	$22,278	$24,033

Fixed Income
Beginning of period assets	$21,218	$21,197	$21,797	$20,215	$18,708
Inflows/(outflows)	236	(14)	(715)	1,670	1,471
Market (depreciation)/appreciation	(24)	35	115	(88)	36
End of period assets	$21,430	$21,218	$21,197	$21,797	$20,215
Average assets during the period	$21,277	$21,082	$21,889	$20,965	$19,185

6

	Three Months Ended
	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023
International Developed Market Equity
Beginning of period assets	$18,103	$15,103	$13,902	$13,423	$11,433
Inflows	1,253	1,599	9	798	1,593
Market appreciation/(depreciation)	29	1,401	1,192	(319)	397
End of period assets	$19,385	$18,103	$15,103	$13,902	$13,423
Average assets during the period	$18,809	$16,688	$14,266	$13,873	$12,276

Emerging Market Equity
Beginning of period assets	$11,189	$10,726	$9,569	$9,191	$8,811
Inflows	57	217	412	451	329
Market appreciation/(depreciation)	629	246	745	(73)	51
End of period assets	$11,875	$11,189	$10,726	$9,569	$9,191
Average assets during the period	$11,448	$10,900	$9,833	$9,652	$8,998

Leveraged & Inverse
Beginning of period assets	$1,828	$1,815	$1,781	$1,864	$1,785
(Outflows)/inflows	(18)	(50)	(59)	(1)	12
Market appreciation/(depreciation)	112	63	93	(82)	67
End of period assets	$1,922	$1,828	$1,815	$1,781	$1,864
Average assets during the period	$1,905	$1,792	$1,803	$1,894	$1,798

Cryptocurrency
Beginning of period assets	$874	$414	$243	$248	$239
Inflows	75	158	28	10	(1)
Market (depreciation)/appreciation	(111)	302	143	(15)	10
End of period assets	$838	$874	$414	$243	$248
Average assets during the period	$856	$614	$325	$238	$236

Alternatives
Beginning of period assets	$404	$377	$334	$340	$306
Inflows	15	4	32	5	22
Market (depreciation)/appreciation	(4)	23	11	(11)	12
End of period assets	$415	$404	$377	$334	$340
Average assets during the period	$408	$391	$342	$342	$320

Headcount	304	300	303	299	291

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

7

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2024	Dec. 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$132,459	$129,305
Financial instruments owned, at fair value	69,783	58,722
Accounts receivable	42,664	35,473
Prepaid expenses	8,595	5,258
Other current assets	1,199	1,036
Total current assets	254,700	229,794
Fixed assets, net	413	427
Securities held-to-maturity	218	230
Deferred tax assets, net	6,786	11,057
Investments	8,288	9,684
Right of use assets—operating leases	847	563
Goodwill	86,841	86,841
Intangible assets, net	605,580	605,082
Other noncurrent assets	457	459
Total assets	$964,130	$944,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$26,551	$30,085
Compensation and benefits payable	20,315	38,111
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Income taxes payable	1,830	3,866
Operating lease liabilities	847	578
Accounts payable and other liabilities	20,341	15,772
Total current liabilities	84,688	103,216
Convertible notes—long term	275,638	274,888
Payable to GBH	25,671	24,328
Total liabilities	385,997	402,432
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 151,857 and 150,330 at June 30, 2024 and December 31, 2023, respectively	1,519	1,503
Additional paid-in capital	315,359	312,440
Accumulated other comprehensive loss	(931)	(548)
Retained earnings	129,617	95,741
Total stockholders’ equity	445,564	409,136
Total liabilities and stockholders’ equity	$964,130	$944,137

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$43,870	$70,485
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(25,365)	(25,692)
Stock-based compensation	10,755	8,506
Deferred income taxes	4,326	2,964
Gains on financial instruments owned, at fair value	(1,772)	(947)
Imputed interest on payable to GBH	1,342	—
Losses on investments	1,195	819
Depreciation and amortization	801	230
Amortization of issuance costs—convertible notes	750	1,069
Amortization of right of use asset	647	640
Gain on revaluation/termination of deferred consideration—gold payments	—	(61,953)
Loss on extinguishment of convertible notes	—	9,721
Impairments	—	4,900
Contractual gold payments	—	6,069
Other	—	(946)
Changes in operating assets and liabilities:
Accounts receivable	(7,132)	(5,254)
Prepaid expenses	(3,353)	(3,425)
Gold and other precious metals	24,972	18,441
Other assets	(118)	347
Fund management and administration payable	(3,430)	6,419
Compensation and benefits payable	(17,657)	(18,941)
Income taxes payable	(2,028)	(2,523)
Operating lease liabilities	(662)	(652)
Accounts payable and other liabilities	4,031	9,752
Net cash provided by operating activities	31,172	20,029
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(14,193)	(40,532)
Purchase of investments	—	(10,000)
Cash paid—software development	(1,184)	—
Purchase of fixed assets	(102)	(58)
Proceeds from the sale of financial instruments owned, at fair value	5,303	102,020
Proceeds from the exit from investment in Securrency, Inc.	465	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	12	14
Receipt of contingent consideration—Sale of Canadian ETF business	—	1,477
Acquisition of Securrency Transfers, Inc. (net of cash acquired)	—	(985)
Net cash (used in)/provided by investing activities	(9,699)	51,936
Cash flows from financing activities:
Dividends paid	(9,873)	(9,647)
Shares repurchased	(7,820)	(3,540)
Repurchase and maturity of convertible notes	—	(184,272)
Proceeds from the issuance of convertible notes	—	130,000
Termination of deferred consideration—gold payments	—	(50,005)
Issuance costs—convertible notes	—	(3,548)
Issuance costs—Series C Non-Voting Convertible Preferred Stock	—	(97)
Net cash used in financing activities	(17,693)	(121,109)
(Decrease)/increase in cash flow due to changes in foreign exchange rate	(626)	778
Net increase/(decrease) in cash, cash equivalents and restricted cash	3,154	(48,366)
Cash, cash equivalents and restricted cash—beginning of year	129,305	132,101
Cash, cash equivalents and restricted cash—end of period	$132,459	$83,735
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11,138	$5,900
Cash paid for interest	$6,175	$4,514

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into approximately 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under US GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign, unrealized gains or losses on the revaluation/termination of deferred consideration—gold payments which we terminated in the second quarter of 2023, loss on extinguishment of convertible notes, impairments and litigation expenses associated with certain provisions of our Stockholder Rights Agreement dated as of March 17, 2023, as amended, with Continental Stock Transfer & Trust Company, as Rights Agent, are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023

Net income, as reported	$21,759	$22,111	$19,077	$12,984	$54,252
Add back: Expenses incurred in response to an activist campaign, net of income taxes	3,234	526	—	—	3,720
Add back/(deduct): Losses/(gains) recognized on investments, net of income taxes	998	(93)	(336)	323	(2,346)
Add back: Imputed interest on payable to GBH, net of income taxes	513	504	224	—	—
Add back/(deduct): Increase/(decrease) in deferred tax asset valuation allowance on financial instruments owned and investments	391	(531)	(280)	1,234	(508)
Add back/(deduct): Losses/(gains) on financial instruments owned, net of income taxes	220	(1,562)	(370)	1,479	762
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting of stock-based compensation awards	(40)	(699)	(6)	(18)	33
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement, net of income taxes	—	—	—	—	367
Add back: Impairments, net of income taxes	—	—	257	2,046	—
Deduct: Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	—	(41,361)
Adjusted net income	$27,075	$20,256	$18,566	$18,048	$14,919
Weighted average common shares—diluted	166,359	165,268	171,703	177,140	170,672
Adjusted earnings per share—diluted	$0.16	$0.12	$0.11	$0.10	$0.09

	Three Months Ended
Gross Margin and Gross Margin Percentage:	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023

Operating revenues	$107,034	$96,838	$90,844	$90,423	$85,724
Less: Fund management and administration	(20,139)	(19,962)	(18,445)	(18,023)	(17,727)
Gross margin	$86,895	$76,876	$72,399	$72,400	$67,997
Gross margin percentage	81.2%	79.4%	79.7%	80.1%	79.3%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023

Operating revenues	$107,034	$96,838	$90,844	$90,423	$85,724
Operating income	$33,511	$27,950	$26,035	$26,705	$18,181
Add back: Expenses incurred in response to an activist campaign	4,271	695	—	—	4,913
Adjusted operating income	$37,782	$28,645	$26,035	$26,705	$23,094
Adjusted operating income margin	35.3%	29.6%	28.7%	29.5%	26.9%

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	Three Months Ended
Adjusted Total Operating Expenses:	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023

Total operating expenses	$73,523	$68,888	$64,809	$63,718	$67,543
Deduct: Expenses incurred in response to an activist campaign	(4,271)	(695)	—	—	(4,913)
Adjusted total operating expenses	$69,252	$68,193	$64,809	$63,718	$62,630

	Three Months Ended
Adjusted Income Before Income Taxes:	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023

Income before income taxes	$29,526	$27,812	$24,765	$18,820	$57,807
Add back: Expenses incurred in response to an activist campaign	4,271	695	—	—	4,913
Add back/(deduct): Losses/(gains) recognized on investments	1,318	(123)	(1,003)	426	(3,099)
Add back: Imputed interest on payable to GBH	677	666	296	—	—
Add back/(deduct): Losses/(gains) on financial instruments owned	291	(2,063)	(489)	1,953	1,007
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	—	—	—	485
Add back: Impairments	—	—	339	2,703	—
Deduct: Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	—	(41,361)
Add back: Loss on extinguishment of convertible notes	—	—	—	—	—
Adjusted income before income taxes	$36,083	$26,987	$23,908	$23,902	$19,752

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023

Adjusted income before income taxes (above)	$36,083	$26,987	$23,908	$23,902	$19,752
Income tax expense	$7,767	$5,701	$5,688	$5,836	$3,555
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	1,037	169	—	—	1,193
(Deduct)/add back: (Increase)/decrease in deferred tax asset valuation allowance on financial instruments owned and investments	(391)	531	280	(1,234)	508
Add back/(deduct): Tax benefit/(expense) on gains and losses on investments	320	(30)	(667)	103	(753)
Add back: Tax benefit on imputed interest	164	162	72	—	—
Add back/(deduct): Tax benefit/(expense) arising from (gains)/losses on financial instruments owned	71	(501)	(119)	474	245
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting of stock-based compensation awards	40	699	6	18	(33)
Add back: Tax benefit arising from litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	—	—	—	118
Add back: Tax benefit arising from impairments	—	—	82	657	—
Adjusted income tax expense	$9,008	$6,731	$5,342	$5,854	$4,833
Adjusted effective income tax rate	25.0%	24.9%	22.3%	24.5%	24.5%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime®, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our quarterly report on Form 10-Q for the quarter ended March 31, 2024.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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